                                                                  EXHIBIT 10.15


                        AGREEMENT AND SECOND AMENDMENT TO
                                CREDIT AGREEMENT


         This Agreement and Second Amendment to Credit Agreement (this "Amendment") dated as of August 12, 2002 among the financial institutions (collectively, the "Lenders") party to the Credit Agreement (as such term is hereinafter defined); AMERICAN PLUMBING & MECHANICAL, INC. (the "Borrower"), and BANK ONE, NA (successor by merger to The First National Bank of Chicago), as agent (in such capacity, the "Agent") for the Lenders;

                                   WITNESSETH:

         WHEREAS, the Borrower, the Lenders, the Agent and the Documentation Agent executed and delivered that certain Credit Agreement (as heretofore amended and supplemented, the "Credit Agreement") dated as of March 31, 2001; and

         WHEREAS, the Borrower, the Lenders and the Agent now desire to amend the Credit Agreement further to (a) reduce the Commitment of each Lender; (b) require evidence of compliance with Section 6.26 of the Credit Agreement before any payment of principal or interest on the Permitted Senior Subordinated Debt;
(c) prohibit the Borrower from paying any dividends on any of its Capital Stock;
(d) change the interest rate to accrue on the Loans; (e) prohibit the Borrower from making acquisitions or prepaying any Indebtedness other than the Loans; (f) require the Borrower to provide its monthly financial statements; (g) change certain financial covenants, and add a new financial covenant; (h) limit Capital Expenditures; (i) permit certain asset sales, and (j) otherwise amend the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties here do hereby agree as follows:

         Section 1. Each of the following definitions contained in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its name on Appendix A hereto (and such Commitment shall reduce as shown on Appendix A as of the date shown for each such reduction) or as set forth in any Assignment Agreement relating to any assignment that has become effective pursuant to
         Section 12.03.02 (with such Commitment to reduce proportionately on each date when the assignor's Commitment was to be reduced as shown on Appendix A), as such amount may be reduced from time to time by such Lender's Pro Rata Share of each principal payment made on the Loans pursuant to clause (i) of Section 2.02, as such amount may be further modified from time to time pursuant to the terms hereof.

                  "Consolidated Cash Taxes" means, with reference to any period, the aggregate pro forma amount of income Taxes of the Borrower and its Subsidiaries calculated on a consolidated basis for such period at an assumed tax rate of thirty-nine percent (39%) of the sum of Consolidated Net Income plus provisions for taxes based on income or revenues, in each case for such period; provided that if from time to time the actual tax rate is significantly different from such assumed tax rate, then either the Agent (at the direction of the Required Lenders) or the Borrower may request a redetermination of the assumed tax rate and the redetermined tax rate (or, if applicable, rates) shall become the assumed tax rate for calculation purposes upon such redetermination until any future redetermination.

                  "Consolidated EBITDA" means, with reference to any period, on a trailing four fiscal quarter basis (using the historical financial results of any other business acquired in an Acquisition, to the extent applicable, without duplication, on a pro forma basis, consistent with SEC regulations), the sum of Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) provisions for taxes based on income or revenues, (iii) depreciation, (iv) amortization, (v) other non-cash expenses, (vi) losses from discontinued operations described on Appendix B hereto (provided, however, that the aggregate amount of such losses added pursuant to this clause (vi) shall not exceed $16,000,000), determined on a pre-tax basis, and (vii) on a pre-tax basis, any extraordinary or non-recurring losses (other than losses from discontinued operations) minus, to the extent included in determining Consolidated Net Income, any extraordinary or non-recurring gains, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP.

         Section 2. Section 6.01(ii) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  (ii) Within thirty-five (35) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, together with a reconciliation of the calculation of Consolidated EBITDA with respect to losses from discontinued operations, all certified by its chief financial officer (consolidating statements need not cover cash flow reporting).

         Section 3. Section 6.01(ix) of the Credit Agreement is hereby redesignated as Section 6.01(x) and there is hereby added to Section 6.01 of the Credit Agreement a new Section 6.01(ix), which shall read in its entirety as follows:

                  (ix) Within twenty (20) days after the end of each of the first two months of each quarter in each fiscal year, for itself and its Subsidiaries, (a) consolidated and consolidating unaudited balance sheets as at the close of each such period and (b) consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such month, all certified by its chief financial officer (consolidating statements need not cover cash flow reporting).

         Section 4. Section 6.09 of the Credit Agreement is hereby amended to add thereto the following:


         Not in limitation of the foregoing, the Agent shall have the right without hindrance or delay to conduct field examinations to inspect or appraise the Property subject to the Collateral Documents and to inspect, audit and copy the books, records, journals, correspondence and other records and data of the Borrower and the Subsidiaries relating thereto or to their business. If the Agent prepares a formal written report in connection with any such examination (and the Agent is under no obligation to do so), it shall provide a copy of the same to each Lender; provided, however, that the preparation and delivery of any such report to the Lenders shall not constitute a representation or warranty of any type with respect thereto, including but not limited to a representation or warranty as to its accuracy or completeness. The Agent is authorized to discuss the affairs of the Borrower and the Subsidiaries with any Person, including without limitation the employees of the Borrower and the Subsidiaries, as the Agent may deem necessary in relation to the Property subject to the Collateral Documents, the financial condition of the Borrower and the Subsidiaries or the rights of the Agent and/or the Lenders under the Loan Documents. The Borrower agrees to pay the Agent's customary fees and disbursements relating to such field examinations. The Agent shall have full access to all records available to the Borrower from any credit reporting service, bureau or similar service, and shall have the right to examine and make copies of any such records. The Agent may exhibit a copy of this Agreement to such service and such service shall be entitled to rely on the provisions hereof in providing access to the Agent as provided herein.

         Section 5. Section 6.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  6.10. Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any Distribution on its Capital Stock (other than dividends payable in its own Capital Stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that any Subsidiary of the Borrower may declare and pay dividends and make Distributions (i) to a Wholly-Owned Subsidiary of the Borrower that is a Guarantor if no Default or Unmatured Default would result from such declaration, payment or making, or (ii) to the Borrower.

         Section 6. Section 6.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  6.12. Merger . The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, or sell, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary.

         Section 7. Section 6.13 of the Credit Agreement is hereby amended to add thereto a new Section 6.13(vi), which shall read in its entirety as follows:

                  (vi) Other sales or other dispositions of Property; provided, however, that in connection with each such sale or other disposition
         (a) the aggregate Commitment of the Lenders shall be reduced by 75% of the net cash proceeds thereof, as and when received, with the Commitment of each Lender then in effect to be reduced on a pro rata basis and each Commitment of each Lender set forth on Appendix A for each subsequent period to be reduced by the same amount, and (b) a prepayment on the Loans in the amount of 75% of the net cash proceeds thereof shall be due and payable as and when such cash proceeds are received.

         Section 8. Section 6.14 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except (i) Cash Equivalent Investments and (ii) Investments in Subsidiaries in existence on August 6, 2002 and described in Schedule III.

         Section 9. Section 6.20 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  6.20. Permitted Senior Subordinated Debt . The Borrower will not, and will not permit any Subsidiary to, (i) make any amendment or modification to the indenture, note or other agreement evidencing or governing any Permitted Senior Subordinated Debt, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Permitted Senior Subordinated Debt, except any amendment or modification allowed under
         Section 6.19, or (ii) pay any interest accruing on any Permitted Senior Subordinated Debt unless (a) the Borrower provides the Agent with evidence that the Borrower was in compliance with Section 6.26 as of the last day of the most recent fiscal quarter to end before the proposed date of such payment, at least five (5) Business Days before the date such payment is made and (b) no Default or Unmatured Default then exists or would result from the payment of such interest.

         Section 10. Section 6.26.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  6.26.01. Total Debt to EBITDA Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated Funded Total Debt to (ii) Consolidated EBITDA to be greater than (a) 5.50 to 1 through December 31, 2002; (b) 5.00 to 1 as of March 31, 2003; (c) 4.75 to 1 as of June 30, 2003, and (d) 4.50 to 1
         thereafter.

         Section 11. Section 6.26.02 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  6.26.02. Senior Debt to EBITDA Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated Senior Total Debt to (ii) Consolidated EBITDA to be greater than (a) 2.65 to 1 as of September 30, 2002; (b) 2.50 to 1 as of December 31, 2002; (c) 2.40 to 1 as of March 31 and June 30, 2003, and (d) 2.25 to 1 thereafter.

         Section 12. Section 6.26.03 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  6.26.03. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each calendar month, of
         (i) Consolidated EBITDA minus the sum of Consolidated Cash Taxes and Consolidated Capital Expenditures, in each case for the 12 months then ending, to (ii) Consolidated Cash Interest Expense for the 12 months then ending, plus current maturities of principal Indebtedness as of the end of such month, plus one seventh (1/7th) of the Aggregate Outstanding Credit Exposure as of the end of such month, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than (a) .80 to 1 as of September 30, 2002; (b) .85 to 1 as of December 31, 2002, (c) .90 to 1 as of March 31 and June 30, 2003 and
         (d) .95 to 1 thereafter.

         Section 13. There is hereby added to the Credit Agreement a new Section 6.26.05, which shall read in its entirety as follows:

                  6.26.05 Cumulative EBITDA. The Borrower will have Consolidated EBITDA from July 1, 2002 (in the case of dates below in 2002) or January 1, 2003 (in the case of dates below in 2003) to each date indicated below of at least the corresponding amount set forth below:

               Date                                         Minimum Cumulative EBITDA
               ----                                         -------------------------
         September 30, 2002                                      $     8,500,000
         December 31, 2002                                       $    15,721,000
         March 31, 2003                                          $     6,425,000
         June 30, 2003                                           $    15,260,000
         September 30, 2003                                      $    24,400,000
         December 31, 2003                                       $    31,000,000

         Section 14. Section 6.27 of the Credit Agreement is hereby amended to read in its entirety as follows, effective for the fiscal quarter ending September 30, 2002:

                  6.27. Capital Expenditures . The Borrower will not, nor will it permit any Subsidiary to, pay or incur Consolidated Capital Expenditures for any fiscal quarter in excess of $1,000,000.

         Section 15. There is hereby added to the Credit Agreement a new Section 6.28, which shall read in its entirety as follows:

                  6.28. Prepayments. The Borrower will not, nor will it permit any Subsidiary to, prepay any principal of any Indebtedness (other than the Loans); provided, however, that AMPAM Commercial Midwest, Inc. may prepay that certain promissory note made by it, dated March 11, 1997, payable to the order of The Central Ohio Transit District on or before March 3, 2003 and with an outstanding principal balance as of August 6, 2001 of $75,000.00.

         Section 16. Attachments. Schedules I and III to the Credit Agreement are hereby deleted and there are hereby substituted therefore new Schedules I and III, which shall be identical to Schedules I and III, respectively, attached hereto. The changes reflected in the revised Pricing Schedule shall be effective as of the date hereof with respect to all then-outstanding Advances and Facility LCs. The Credit Agreement is hereby amended to append thereto Appendices A and B, which shall be identical to Appendices A and B, respectively, attached hereto.

         Section 17. Projections. The Borrower has furnished the Lenders with certain projections of the financial results of the Borrower as set forth on Appendix C hereto. The Borrower represents and warrants that these projections are the Borrower's best current projection of the results of operations of the Borrower and the Subsidiaries for the period indicated therein; however, this representation is not a representation that the actual result of such operations will meet such projections.

         Section 18. Waiver. The Borrower has informed the Agent that, as of June 30, 2002, the Borrower will not be in compliance with Sections 6.26.01 and
6.26.03 of the Credit Agreement as such provisions were in effect before giving effect to this Amendment. The Required Lenders hereby waive compliance with Sections 6.26.01 and 6.26.03 of the Credit Agreement as of June 30, 2002; provided, however, that such waiver is conditioned upon compliance with Sections
6.26.01 and 6.26.03 of the Credit Agreement as of June 30, 2002 as such Sections would have been in effect if this Amendment had been effective as of June 30, 2002.

         Section 19. Engagement of Advisors. The Borrower understands that the Agent may engage, or cause its counsel to engage, one or more financial advisors to advise the Lenders with respect to the financial condition, business and prospects of the Borrower and the Subsidiaries and any proposed restructuring of the capitalization of the Borrower and the Subsidiaries, including the terms thereof. If any such advisor delivers a formal written report to the Agent in connection with such engagement and does not furnish a copy thereof to each Lender, the Agent shall furnish a copy thereof to each Lender; provided, however, that such delivery shall not constitute a representation or warranty of any type by the Agent with respect thereto. The

Borrower agrees that (i) it is responsible for the reasonable fees and disbursements of any such advisor pursuant to Section 9.05 of the Credit Agreement; (ii) it will cooperate fully with any such advisor in accordance with
Section 6.09 of the Credit Agreement, and (iii) neither it nor any Subsidiary has no right to any work product of any such advisor.

         Section 20. Release. THE BORROWER, FOR ITSELF AND ON BEHALF OF EACH SUBSIDIARY, ACKNOWLEDGES THAT ON THE DATE HEREOF ALL OBLIGATIONS OF THE BORROWER TO THE AGENT, THE DOCUMENTATION AGENT, THE LC ISSUER AND THE LENDERS ARE PAYABLE WITHOUT DEFENSE, OFFSET, COUNTERCLAIM OR RECOUPMENT. IN ADDITION, THE BORROWER, FOR ITSELF AND ON BEHALF OF EACH SUBSIDIARY, HEREBY RELEASES ANY AND ALL CLAIMS, CAUSES OF ACTION OR OTHER DISPUTES IT MAY HAVE AGAINST THE AGENT, THE DOCUMENTATION AGENT, THE LC ISSUER, EACH LENDER, THEIR RESPECTIVE COUNSEL OR ANY OF THEIR RESPECTIVE AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS OR ASSIGNS OF ANY KIND OR NATURE ARISING OUT OF, RELATED TO, OR IN ANY WAY CONNECTED WITH, THE LOAN DOCUMENTS, IN EACH CASE WHICH MAY HAVE ARISEN ON OR BEFORE THE DATE OF THIS AMENDMENT AND REGARDLESS OF WHETHER THE SAME AROSE OUT OF THE NEGLIGENCE OF THE PERSON BEING RELEASED OR OTHERWISE, EXCEPT AND TO THE EXTENT THAT THE SAME AROSE OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON OTHERWISE BEING RELEASED. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ THIS AMENDMENT AND HAS CONFERRED WITH ITS COUNSEL AND ADVISORS REGARDING ITS CONTENT, INCLUDING THIS SECTION, AND HEREBY AGREES TO WAIVE ANY CLAIM THAT THE TERMS OF THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, THE RELEASES CONTAINED HEREIN) AND THE LOAN DOCUMENTS (AS AMENDED HEREBY) ARE INVALID OR OTHERWISE UNENFORCEABLE.

         Section 21. Conditions. This Amendment shall not become effective until
(i) it has been executed and delivered by the Borrower, each Guarantor and the Required Lenders, (ii) the Borrower shall have delivered to the Agent a certificate of the Secretary or any Assistant Secretary of the Borrower authorizing the execution, delivery and performance of this Amendment and (iii) the Borrower shall have paid to the Agent (for payment to the applicable Lenders) a fee equal to 0.40% times the Commitment (as of the date of the effectiveness of this Amendment, after giving effect to this Amendment) of each Lender which shall have joined in the execution of this Amendment by the later of (a) August 12, 2002 and (b) the date it has been executed by the Required Lenders.

         Section 22. Representations True; No Default. The Borrower represents and warrants that the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date. The Borrower hereby certifies that no event has occurred and is continuing which constitutes an Unmatured Default or a Default.

         Section 23. Ratification. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect. The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect.

         Section 24. Definitions and References. Any term used herein which is defined in the Credit Agreement shall have the meaning therein ascribed to it. The terms "Agreement" and "Credit Agreement" as used in the Loan Documents or any other instrument, document or writing furnished to the Agent or any Lender by any Obligor and referring to the Credit Agreement, shall mean the Credit Agreement as hereby amended.

         Section 25. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, the Documentation Agent and their respective successors, assigns, receivers and trustees (but the Borrower shall not assign its rights hereunder without the express prior written consent of the Required Lenders); (b) may be modified or amended only by a writing signed by the party against whom the same is to be enforced; (c) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (e) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

         THE LOAN DOCUMENTS (INCLUDING THIS AMENDMENT) REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


                                            AMERICAN PLUMBING & MECHANICAL,
                                            INC.


                                            By:
                                                -------------------------------
                                                   Steve Smith
                                                   Treasurer

                                           BANK ONE, NA (successor by merger to
                                           The First National Bank of Chicago),
                                           individually and as Agent


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                        CREDIT LYONNAIS NEW YORK BRANCH,
                                        individually and as Documentation Agent


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                           UNION BANK OF CALIFORNIA, N.A.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           FLEET NATIONAL BANK


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           COMERICA BANK


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           BAY VIEW FINANCIAL CORPORATION


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

         Each of the undersigned hereby (a) consents to execution by the Borrower of this Amendment and (b) confirms that each Loan Document now or previously executed by it applies and shall continue to apply to the Credit Agreement and shall continue a Loan Document.

                                           EACH OF THE SUBSIDIARIES OF AMERICAN
                                           PLUMBING & MECHANICAL, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------
                                                  of each of such subsidiaries


Schedule I - Pricing Schedule
Schedule III - Listing of Subsidiaries and Ownership
Appendix A - Commitments
Appendix B - Discontinued Operations
Appendix C - Projections

                                   APPENDIX A


                                   COMMITMENTS



                                                              December 31, 2002
                                             Through               Through            On and After
 Lender                                 December 30, 2002     December 30, 2003      December 31,2003
 ------                                 -----------------     -----------------      ----------------
Bank One, NA                             $     23,684,211      $     22,368,421      $     21,052,632

Credit Lyonnais                          $     23,684,211      $     22,368,421      $     21,052,632
New York Branch

Union Bank of                            $     18,947,368      $     17,894,738      $     16,842,105
California, N.A

Fleet National Bank                      $      9,473,684      $      8,947,368      $      8,421,053

Comerica Bank                            $      7,105,263      $      6,710,526      $      6,315,789

Bay View Financial Corporation           $      7,105,263      $      6,710,526      $      6,315,789

                                   SCHEDULE I


                                PRICING SCHEDULE



Applicable Margin
(per annum):  Eurodollar Advance:
              Eurodollar Base Rate,                     4.00%
                 plus

Applicable Margin
(per annum):  Floating Rate Advance:
              Alternate Base Rate,
                 plus                                   3.00%

Commitment Fees
(per annum):                                            0.50%

LC Fee
(per annum):                                            4.00%